Exhibit 10.22

LOCK-UP AGREEMENT

__________, 2020

Meten EdtechX Education Group Ltd.

c/o Meten International Education Group

3rd Floor, Tower A, Tagen Knowledge & Innovation Center

2nd Shenyun West Road, Nanshan District

Shenzhen, Guangdong Province 518045

The People’s Republic of China

Ladies and Gentlemen:

Reference is hereby made to that certain Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of December 12, 2019, by and among EdtechX Holdings Acquisition Corp. (“EdtechX”), Meten EdtechX Education Group Ltd. (“Holdco”), Meten Education Inc., Meten Education Group Ltd., and Meten International Education Group. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement. In order to induce the parties to consummate the transactions contemplated by the Merger Agreement, IBIS Capital Sponsor LLC, IBIS Capital Sponsor II, LLC, Azimut Enterprises S.r.l. (formerly known as Azimut Enterprises Holdings S.r.l.), Cofircont Compagnia Fiduciaria S.r.l., Chardan Capital Markets, LLC, and I-Bankers Securities, Inc. (each, a “Sponsor”) each agrees not to, either directly or indirectly, during the “Lock-Up Period” (as hereinafter defined):

(1)	sell or offer or contract to sell or offer, grant any option or warrant for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of (all being referred to as a “Transfer”) any legal or beneficial interest in any Holdco Warrants issued in exchange for warrants of EdtechX held by such Sponsor in connection with the Merger Agreement, except for (a) any Holdco Warrants underlying such Holdco Units received in exchange of units of EdtechX purchased by Azimut Enterprises S.r.l. pursuant to that certain forward purchase agreement dated June 18, 2018 by and between EdtechX, Azimut Enterprises S.r.l. (formerly known as Azimut Enterprises Holdings S.r.l.) and certain other parties thereto; and (b) any Holdco Warrants underlying such Holdco Units purchasable pursuant to certain unit purchase options held by Chardan Capital Markets, LLC and I-Bankers Securities, Inc. (such Holdco Warrants, collectively, the “Restricted Warrants”),

(2)	enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Restricted Warrants, whether such swap transaction is to be settled by delivery of any Restricted Warrants or other securities of any person, in cash or otherwise, or

(3)	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any of the Restricted Warrants.

As used herein, “Lock-Up Period” means the period commencing on the Closing Date and ending (i) with respect to 50% of the Restricted Warrants, the earlier of (x) six months after Closing Date and (y) the date on which the last sale price of the ordinary shares underlying the Restricted Warrants equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Closing Date and (ii) with respect to the remaining 50% of the Restricted Warrants, six months after the Closing Date.

Notwithstanding the foregoing limitations, this Lock-Up Agreement will not prevent any Transfer of any or all of the Restricted Warrants (1) among the Sponsors; or (2) to a Permitted Transferee or with the prior written consent of Holdco; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Lock-Up Agreement. As used in this Lock-Up Agreement, the term “Permitted Transferee” of a Sponsor means (x) the members of such Sponsor; (y) an entity in which (A) such Sponsor and/or its members beneficially own 100% of such entity’s voting and non-voting equity securities, or (B) such Sponsor and/or its members are a general partner and in which such Sponsor and/or its members beneficially own 100% of all capital accounts of such entity; and (z) if such Sponsor is an individual, a member of the Immediate Family of such Sponsor or a revocable trust established by a member of such Sponsor during his or her lifetime for the benefit of such person or for the exclusive benefit of such person’s Immediate Family. As used in this Agreement, the term “Immediate Family” means a spouse, parent, lineal descendants, the spouse of any lineal descendant, and brothers and sisters (or a trust, all of whose current beneficiaries are members of an Immediate Family of such Sponsor).

Nothing in this Lock-Up Agreement shall prevent the establishment by the Sponsor of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934, as amended; provided that it shall be a condition to the establishment of any such Plan that no sales of Holdco’s equity securities shall be made pursuant to such a plan prior to the expiration of the Lock-Up Period; and provided, further, such a Plan may only be established if no public announcement of the establishment or the existence thereof, and no filing with the U.S. Securities and Exchange Commission or any other regulatory authority shall be required or shall be made voluntarily by the undersigned, Holdco, or any other person, prior to the expiration of the Lock-Up Period.

The Sponsor hereby authorizes Holdco’s transfer agent to apply to any certificates representing Restricted Warrants the appropriate legend to reflect the existence and general terms of this Lock-Up Agreement.

All disputes arising under this Lock-Up Agreement shall be handled in accordance with Sections 11.7, 11.8 and 11.9 of the Merger Agreement.

EACH PARTY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS LOCK-UP AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS LOCK-UP AGREEMENT.

Each party agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

This Lock-Up Agreement will be legally binding on the undersigned and on the undersigned’s heirs, successors, executors, administrators, conservators and permitted assigns, and is executed as an instrument governed by the law of the State of Delaware.

[Signature page follows]

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SPONSORS:

IBIS CAPITAL SPONSOR LLC

By:
Name:	Charles McIntyre
Title:	Managing Member

IBIS CAPITAL SPONSOR II LLC

By:
Name:	Charles McIntyre
Title:	Managing Member

AZIMUT ENTERPRISES S.R.L. (formerly known as Azimut Enterprises Holdings S.r.l.)

By:
Name:
Title:

COFIRCONT COMPAGNIA FIDUCIARIA S.R.L.

By:
Name:
Title:

CHARDAN CAPITAL MARKETS, LLC

By:
Name:	George Kaufman
Title:	Managing Director

I-BANKERS SECURITIES, INC.

By:
Name:	Mike McCrory
Title:	Chief Executive Officer

ACCEPTED AND AGREED TO:

METEN EDTECHX EDUCATION GROUP LTD.

By:
Name:	Yupeng Guo
Title:	Director

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